Exhibit 99.1
Joint Filing Agreement
Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them.
Date: November 30, 2009

RONALD S. LAUDER
By:	/s/ Jacob Z. Schuster
	Name:	Jacob Z. Schuster, as Attorney-in-fact

RSL INVESTMENTS CORPORATION
By:	/s/ Jacob Z. Schuster
	Name:	Jacob Z. Schuster
	Title:	President, Secretary and Treasurer

RSL INVESTMENT LLC
By:	/s/ Jacob Z. Schuster
	Name:	Jacob Z. Schuster
	Title:	Executive Vice President

CME HOLDCO, L.P.
By:	/s/ Jacob Z. Schuster
	Name:	Jacob Z. Schuster
	Title:	Executive Vice President, RSL Investment LLC, its General Partner